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                                                                 EXHIBIT 10.17


                              No. CC-97-8806-A


R. THOMAS FETTERS, JR.                     )            IN COUNTY COURT

vs.                                        )            AT LAW NUMBER ONE

NATIONAL ENERGY GROUP, INC.,               )            DALLAS COUNTY, TEXAS
and MILES G. BENDER

                      COMPROMISE AND SETTLEMENT AGREEMENT

         WHEREAS, NATIONAL ENERGY GROUP, INC., a Delaware corporation, herein abbreviated "NEG" entered into an Employment Agreement with R. THOMAS FETTERS, JR., herein shortened to "Fetters" on or about January 1, 1996;

         WHEREAS, NEG, through its President and Chief Executive Officer, MILES
D. BENDER, herein shortened to "Bender", entered into a Separation Agreement pertaining to the termination of the employment of Tom Fetters on or about May 6, 1997;

         WHEREAS, a dispute has arisen between NEG and Fetters regarding his employment and events related to his employment and termination;

         WHEREAS, Fetters filed suit against NEG and BENDER in County Court at Law Number One, Dallas County, Texas, on September 22, 1997, cause # CC-97-8806-A. The causes of action by Fetters are identified in Plaintiff's Original Petition, which lawsuit is pending;

         WHEREAS, bona fide disputes and controversies exist between the parties, both as to liability and the amount of liability, which they desire to compromise and settle to the terms of this Compromise and Settlement Agreement;

         NOW THEREFORE in consideration of the mutual agreements contained herein, the parties enter into the following agreements:

         (1) PAYMENT OF AGREED CONSIDERATION. Contemporaneously with the execution of this agreement, NEG agrees to pay to Fetters the sum of $75,625.00, plus an aggregate amount of $10,500.00 in attorney's fees to his attorneys, Charles B. Crowell and John Emmett, P.C.

         (2) COBRA BENEFITS, NEG represents that it has instructed its insurance carrier, EPOCH Group to keep in force COBRA benefits of Fetters, and contemporaneous with the execution of this agreement, in addition to the payment of sums provided for in paragraph (1), NEG agrees to reimburse Fetters 85% of the cost of his COBRA premiums for group health insurance coverage for the period from June

Compromise and Settlement Agreement - Page 1

Fetters. C&S
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         1, 1997 through November 30, 1997, being the sum of $2,999.05.

         (3) COMPREHENSIVE RELEASE BY FETTERS EXCLUDES COMPANY BENEFITS. Upon the payment of said sums, Fetters releases and forever discharges NEG, its President, and all other employees, officers, and directors, and agents and representatives and Bender from any claims, causes of action, controversies, and demands, including those of whatever nature or character, now known and those unknown, arising out of or in any way related to the employment of Fetters, excluding, however, the interest of Fetters in the company's benefits plans, including COBRA, which interest is acknowledged by NEG and Bender, and from all transactions arising out of or relating to the agreements between them and all action taken pursuant to said agreements, excluding the company benefits due Fetters.

         (4) COMPREHENSIVE RELEASE BY NATIONAL ENERGY AND BENDER. Upon the payment to Fetters, National Energy Group, Inc., and Miles D. Bender release and forever discharge, Fetters, his heirs, personal representative, successors and assigns, from any claims, causes of action, controversies, and demands, including those of whatever nature or character, now known and those unknown, arising out of or in any way related to the employment of Fetters, and from all transactions arising out of or relating to the agreements between them and all action taken pursuant to said agreements, excluding the obligations of Fetters in this agreement.

         (5) DISPUTED CLAIMS ARE NOT AN ADMISSION OF LIABILITY. The claims asserted by Fetters against NEG and Bender are disputed by them and the execution of this agreement is not an admission of liability on the part of any party hereto.

         (6) CORRECTION OF MISIDENTIFICATION OF DATES. The recitation of dates in this agreement are not contractual in nature. Any incorrect date or any dispute as to dates shall not affect the validity or extent of the releases granted herein. Fetters was only employed one time by NEG, and this document pertains to that period of employment. Each party agrees that a misidentification or mischaracterization of any date is to be corrected to reflect the actual dates, and shall not affect the validity of the releases granted herein or the extinguishment of the causes of action identified in numbered paragraphs (3) and (4).

         (7) MERGER CLAUSE. This agreement contains the entire agreement between the parties and supersedes all prior agreements, oral or written, arrangements, or understandings between the parties relating to the subject matter. Each party hereto acknowledges that each agrees that any oral understandings, statements or representations contrary to the terms of this agreement are superseded by this agreement. This agreement cannot be altered or modified except by a written agreement signed by the parties.

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         (8) DUPLICATE ORIGINALS OF THIS AGREEMENT. This Agreement is to be
         executed in multiple duplicate originals, each of which is to be "an original". Each signatory in a representative capacity warrants that his signature is an authorized act of the entity on whose behalf the signature is signed.

         (9) EXECUTION OF AGREEMENT. Whenever the expression "execution of this agreement" or substantially similar language is used in this agreement it shall mean that each party has received a signed original of this agreement, and the party to be paid any sums under this agreement has received such payment.

         (10) DISMISSAL OF PENDING LAWSUIT. Upon execution of this agreement, together with the payment of the sums provided for in paragraphs (1) and (2), an Agreed Motion and Order of Dismissal with Prejudice shall be submitted to the court for entry in the lawsuit, with each of the parties to pay their respective court costs.

         (11) PROHIBITED DISCLOSURES OF CONFIDENTIAL INFORMATION. All parties agree that none of them will at any time, discuss with or inform any parties not a party to the pending lawsuit or parties not a party to this agreement, any of the facts related to the disputes being compromised, including the terms and conditions of this Compromise and Settlement Agreement, all of which are strictly confidential between the parties to this agreement. All parties agree that the "facts related to the disputes" include all acts and transactions plead in the pending litigation, as well as those acts and transactions included in the releases which are the subject of this agreement. Acts and transactions include conversations related to any acts or transactions. This confidentiality extends not only to factual information, but also to expressions of opinions, beliefs and personal comments. The only permissible statement or comment to be made by either party concerning the "facts related to the dispute" or and how the dispute was concluded is "All claims have been compromised", or words to that effect, provided that in the event either party is compelled by judicial process or court order to make any such disclosures, such party shall timely notify the other party of such judicial process or court order.

                 Fetters further agrees that prior to May 6, 1999, he will not disclose any confidential or proprietary information of NEG learned during his employment with NEG. Any information which was known to Fetters prior to his employment with NEG which is in the public domain other than through Fetters or comes to Fetters through a third party shall not be deemed confidential and proprietary information and is excluded from this agreement. Further, any testimony by Fetters under legal process is excluded and shall not be a breach of this paragraph, provided NEG has been given timely notice of such legal process so that it may file a motion for protective order or other appropriate motion to prevent such disclosure.

NATIONAL ENERGY GROUP., INC.

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By: /s/ MILES BENDER                       /s/ MILES D. BENDER
----------------------------------         ---------------------------------
MILES BENDER, PRESIDENT AND CEO            MILES D. BENDER, Individually
Date: November 18, 1997.                   Date: November 18, 1997.


/s/ R. THOMAS FETTERS, JR.
----------------------------
R. THOMAS FETTERS, JR.
Date: November 1997



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